EXHIBIT INDEX


                                FirstEnergy Corp.

                       GPU COMPANIES EMPLOYEE SAVINGS PLAN
              FOR EMPLOYEES REPRESENTED BY IBEW SYSTEM COUNCIL U-3



Consent of Independent Accountants                                Exhibit 23